PROMISSORY NOTE


US$_________                  as of February 28, 2000

Paramus,
New Jersey

     FOR VALUE RECEIVED, the undersigned, MOTOR CLUB OF AMERICA, a New Jersey corporation having its principal place of business at 95 Route 17 South, Paramus, New Jersey 07653-0931("Obligor"), hereby absolutely and unconditionally promises to pay to the order of ___________________, a limited partnership organized under the laws of _____ having its principal place of business at _________________, _______, _____ _____ ("Holder") (or such other place as Holder may designate by written notice to Obligor from time to time), the principal amount of ___________________
_______________________________________________________________
(US$ _________) together with simple interest on the principal amount hereof from time to time outstanding at a rate equal to
10.6050 % compounded annually, as may be adjusted in Section 1 below. Except as provided otherwise in said Section 1, interest shall be payable in eight equal quarterly installments of $_________ commencing May 28, 2000, and principal shall be payable in a single installment due February 28, 2002 (the "Maturity Date").

     1.   Deferrals of Maturity Date.

          1. Obligor, at its sole and exclusive option, shall have the right to defer the Maturity Date for five (5) additional one (1)- year periods (each, a "Deferral"), provided that Obligor notifies Holder in writing of its exercise of each said deferral right not less than 30 days prior to the Maturity Date or applicable anniversary thereof.

          2. Upon the commencement of each Deferral, the rate of interest otherwise payable in accordance herewith shall be increased by 100 basis points, which increased rate shall apply to payments of interest made after said Deferral's commencement.

          3. For each Deferral, payments of interest shall be made in accordance with Schedule A hereto.

     2. Allocation of Payments; Prepayments. All payments made in respect of this Note shall first be allocated to accrued but unpaid interest and then to unpaid principal. Payments of prin cipal and interest due under this Note shall be made in lawful money of the United States of America and in immediately availa ble funds. The principal of this Note (together with all accrued interest thereon) may be prepaid, without premium, penalty or discount, in whole or in part (but in amounts of principal of not less than $500), at any time and from time to time. Amounts prepaid hereunder are not available to be reborrowed.

     3. Acceleration Upon Default. The entire unpaid principal amount of this Note, together with all accrued and unpaid interest, shall be immediately due and payable without written demand, upon the failure of Obligor to make any payment of principal or interest hereunder on the date any such payment is due and payable.

     4.   Costs and Expenses; No Set-Off by Obligor; Set-Off by
Holder.

          1. Costs and Expenses. Obligor agrees to pay all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred or payable by Holder in enforcing this Note including, without limitation, respecting the collection of any and all amounts payable under this Note.

          2. No Set-Off by Obligor. Obligor acknowledges that its obligations to make payments hereunder are absolute and unconditional, and agrees that such payments shall not be requested to be, and shall not be, subject to any defense, set-off or counterclaim of any kind or nature, or any other action similar to the foregoing, provided that nothing contained herein shall preclude any separate proceeding by Obligor against Holder so long as such proceeding does not in any manner relate to or otherwise impair the payment or the collection of any amounts due hereunder in accordance with the terms of this Note.

          3. Set-off by Holder. Holder shall have the absolute right to apply and set-off any and all amounts payable by Holder to Obligor, whether pursuant to any written agreement or otherwise, against any and all amounts payable by the Obligor to Holder under this Note or that Obligor may otherwise owe or be obligated to pay or reimburse to Holder.

     5.   Miscellaneous.

          1. Rights and Remedies. Holder shall have all rights and remedies provided for by any law of any kind (including all forms of legal and equitable relief) with respect to any acceleration or any other breach or default hereunder and Holder shall in addition have any other rights and remedies provided for in this Note. All rights and remedies contemplated in the preceding sentence shall be independent and cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.


          2. Severability. If any provision of this Note or the application thereof to any person(s) or circumstance(s) shall be invalid or unenforceable to any extent, (i) the remainder of this Note and the application of such provision to other persons or circumstance(s) shall not be affected thereby; and (ii) each such provision shall, as to such person or circumstances as to which it is not enforceable in full, be enforced to the greatest extent permitted by law.

          3. Amendments; No Waiver; Successors and Assigns. No amendment, modification, rescission, waiver, forbearance or release of any provision of this Note shall be valid or binding unless made in writing and executed by a duly authorized
representative of each of Obligor and Holder, respectively.   No
consent or waiver, express or implied, by Holder to or of any breach by Obligor in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent to or waiver of the breach in the performance of the same or any other obligation of Obligor hereunder. Failure on the part of Holder to complain of any act or failure to act by
Obligor or to declare Obligor in breach irrespective of how long such failure continues, shall not constitute a waiver by Holder of any of its rights hereunder.  All consents and waivers shall be in writing. All of the terms, covenants and conditions contained in this Note shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, personal representatives, estates, successors and assigns, provided that Obligor may not assign this Note or assign or delegate any of its obligations hereunder to any other person or entity without the prior consent of Holder and any such attempted assignment or delegation without such consent shall be void.
          1.   4.   Notices. All notices, requests and demands to
or upon the Pledgor or the Lender under or in connection with this Note to be effective shall be in writing and shall be sent by reputable overnight courier service or certified mail, return receipt requested, to the addresses listed above (or such other address as shall be designated in writing to the other party by written notice).

          5. Governing Law; Waiver of Jury Trial; Jurisdiction. This Note, including the performance and enforceability hereof, shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the principles of conflicts of law. Obligor waives any right to trial by jury.
For the purpose of this Note and any controversy arising hereunder, Obligor expressly and irrevocably submits and consents in advance to the exclusive jurisdiction of the courts located in the State of New Jersey and waives any objection (on the grounds of lack of jurisdiction or forum non conveniens, or otherwise) to the exercise of such jurisdiction over it by any such court located in the State of New Jersey.


     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.


WITNESS:                           OBLIGOR

                                   MOTOR CLUB OF AMERICA




                                   By:  Patrick J. Haveron
                                   Title:Chief Executive
                                         Officer and Chief
                                         Financial Officer
                            SCHEDULE A

                Payments of Interest - Deferrals


     Deferral 1

     May 28, 2002                  __________
     August 28, 2002               __________
     November 28, 2002             __________
     February 28, 2003             __________


     Deferral 2

     May 28, 2003                  __________
     August 28, 2003               __________
     November 28, 2003             __________
     February 28, 2004             __________


     Deferral 3

     May 28, 2004                  __________
     August 28, 2004               __________
     November 28, 2004             __________
     February 28, 2005             __________


     Deferral 4

     May 28, 2005                  __________
     August 28, 2005               __________
     November 28, 2005             __________
     February 28, 2006             __________




     Deferral 5

     May 28, 2006                  __________
     August 28, 2006               __________
     November 28, 2006             __________
     February 28, 2007             __________